UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 25, 2012, Sonic Automotive, Inc. (“Sonic”) entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Dealer Managers”). Pursuant to the terms of the Dealer Manager Agreement, Sonic appointed the Dealer Managers to act as Sonic’s exclusive dealer managers in connection with Sonic’s offer to exchange (the “Exchange Offer”) all of its outstanding 5.0% Convertible Senior Notes due 2029 (the “5.0% Notes”) for shares of Sonic’s Class A common stock plus cash. Sonic agreed to pay the Dealer Managers a fee of $5.00 for each $1000 principal amount of 5.0% Notes validly tendered and accepted by Sonic in the Exchange Offer and agreed to indemnify the Dealer Managers for certain liabilities. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the administrative agent and a lender under our amended and restated syndicated revolving credit agreement and our syndicated floor plan credit facility (collectively the “2011 Credit Facilities”). Affiliates of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are also lenders under our 2011 Credit Facilities. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are also letters of credit issuers under our 2011 Credit Facilities. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are counterparties to interest rate swap agreements with us and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated provide us treasury management services. We have entered, and may in the future enter, into investment banking, lending and commercial banking services and financial advisory services with the Dealer Managers or their affiliates for which they have or would receive customary fees. Several of the Dealer Managers or their affiliates own our 5.0% Notes, some of which may be repurchased in the Exchange Offer. As a result, some of the Dealer Managers or their affiliates may receive consideration in the Exchange Offer in addition to the fees paid to them as dealer managers.

The foregoing summary is qualified in its entirety by reference to the actual document, which is incorporated by reference as an exhibit hereto.

This Current Report on Form 8-K is for information purposes only and shall not constitute an offer to purchase, a solicitation of an offer to purchase, or an offer to sell or solicitation of an offer to sell any securities. The Exchange Offer may be made only pursuant to the terms and conditions of the Prospectus, the Letter of Transmittal and the other related Exchange Offer materials. The securities offered in the Exchange Offer may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. A Registration Statement on Form S-4, which includes the Prospectus and the Letter of Transmittal, relating to the Exchange Offer and the securities offered thereby has been filed with the Securities and Exchange Commission but has not yet become effective. Holders of the 5.0% Notes are encouraged to read the Registration Statement, including the Prospectus, and the exhibits to those filings, including the Letter of Transmittal, carefully before making any decision with respect to the Exchange Offer because they contain important information. The Registration Statement, Prospectus, the Letter of Transmittal and other related Exchange Offer materials including the Schedule TO are available free of charge at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Dealer Manager Agreement dated as of June 25, 2012 by and among Sonic Automotive, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 1.1 to Sonic’s Registration Statement on Form S-4 (Reg. No. 333-182307))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: June 29, 2012

EXHIBIT INDEX

10.1	Dealer Manager Agreement dated as of June 25, 2012 by and among Sonic Automotive, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 1.1 to Sonic’s Registration Statement on Form S-4 (Reg. No. 333-182307))